EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Rick Gutshall, Interim Chief Executive Officer and Chief Financial Officer of Indoor Harvest Corp (the "Company") hereby certifies that the Quarterly Report on Form 10-Q for the period ended September 30, 2017 of the Company fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Indoor Harvest Corp

Dated: November 14, 2017	By:	/s/ Rick Gutshall
Interim Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)